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                                                                     EXHIBIT 3.1

                           BLUE RIVER BANCSHARES, INC.

                              ARTICLES OF AMENDMENT
                                     OF THE
                            ARTICLES OF INCORPORATION

      Blue River Bancshares, Inc. (the "Corporation"), existing pursuant to the Indiana Business Corporation Law, as amended (the "IBCL"), desiring to give notice of corporate action effectuating the amendment of its Articles of Incorporation, hereby sets forth the following facts:

                                    ARTICLE I
                       Amendment of Article IV, Section 2

      The exact text of Article IV, Section 2 of the Articles of Incorporation of the Corporation is now as follows:

      Section 2. Qualifications of Directors. [Intentionally Omitted].

                                   ARTICLE II
                           Manner of Adoption and Vote

      Section 1. The Board of Directors of the Corporation adopted a resolution on February 18, 2004 approving the foregoing amendment to the Articles of Incorporation of the Corporation and proposing that such amendment be submitted to the shareholders of the Corporation for approval.

      Section 2. The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the Amendment and the number of votes of each voting group represented at the meeting of the shareholders held on May 13, 2004 are set forth as follows:

                                           COMMON
   DESIGNATION OF EACH VOTING GROUP        STOCK
--------------------------------------   ---------
Number of Outstanding Shares             3,406,150

Number of Votes Entitled to be Cast      3,406,150

Number of Votes Represented at Meeting   3,074,136

Shares Voted in Favor                    3,014,206

Shares Voted Against                         7,326

      The number of votes cast in favor of the Amendment is sufficient for approval of the Amendment.

                                   ARTICLE III
                       Compliance with Legal Requirements

      The manner of the adoption of the foregoing amendment to the Articles of Incorporation of the Corporation and the manner by which it was adopted constitute full legal compliance with the provisions of the IBCL, the Articles of Incorporation and the By-Laws of the Corporation.

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      The undersigned officer of the Corporation hereby verifies, subject to the penalties for perjury, that the statements contained herein are true effective as of the 13th day of May, 2004.

                                                  BLUE RIVER BANCSHARES, INC.

                                                  /s/ Lawrence T. Toombs
                                                  ------------------------------
                                                  Lawrence T. Toombs, President

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